Exhibit 10.1

SECOND AMENDMENT TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of July 19, 2007, by and among FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”), BANK OF AMERICA, N.A., a national banking association, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (collectively, “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent of the Lenders (“Agent”).

RECITALS

A. Lenders, Agent and Borrower are parties to that certain Credit Agreement dated as of July 8, 2005 (as amended, restated or modified from time to time, the “Credit Agreement”).

B. Lenders, Agent and Borrower entered into that certain First Amendment to Credit Agreement dated as of May 2, 2007 relating to Borrower’s delivery of certain financial reports and filing of certain SEC statements.

C. Lenders, Agent and Borrower wish further to amend the Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms not otherwise defined in this Amendment shall, unless otherwise stated in this Amendment, have the meaning set forth in the Credit Agreement.

2. Amendments.

(a) Section 1.01 (Definition of “Adjusted EBITDA”). The definition of “Adjusted EBITDA” in Section 1.01 is amended to read as follows:

“Adjusted EBITDA” means: (i) net income; plus (ii) depreciation, depletion, and amortization; plus (iii) income taxes; plus (iv) interest expense; plus or minus, as applicable (v) any non-cash income or expense to the extent not already included in net income; plus or minus, as applicable (vi) any cash or non-cash income or expense (to the extent not already included) originating from foreign exchange gains or losses; plus (vii) for the fiscal year ending April 30, 2007, expenses related to Borrower’s Asia investigation and losses in a maximum amount of Three Million Five Hundred Thousand Dollars ($3,500,000); plus (viii) for the fiscal year ending April 30, 2007, expenses related to Borrower’s search for a new Chief Executive Officer in a maximum amount of Three Hundred Thousand Dollars ($300,000); plus (ix) for the fiscal year ending April 30, 2007, extraordinary audit expenses in a maximum amount of Six Hundred Thousand Dollars ($600,000); plus (x) for the fiscal year ending April 30, 2007, discontinued operations expense in a maximum amount of Seven Hundred Thousand Dollars ($700,000) (all without duplication).

(b) Section 1.01 (Definition of “Applicable Rate”). The definition of “Applicable Rate” in Section 1.01 is amended to read as follows:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):

Pricing Level	Leverage Ratio	Commitment Fee	Eurodollar Rate +	Base Rate +	Letters of Credit	Cash Collateralized Letters of Credit
1	>2.50	.625%	2.25%	.50%	2.25%	1.125%
2	>2.00:1 but <2.50	.50%	2.00%	.25%	2.00%	1.00%
3	>1.50:1 but <2.00:1	.375%	1.75%	0%	1.75%	.875%
4	>1.00:1 but <1.50:1	.25%	1.50%	0%	1.50%	.75%
5	<1.00:1	.25%	1.25%	0%	1.25%	.625%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered. The Applicable Rate in effect on the Closing Date shall be determined based upon Pricing Level 1.

(c) Section 1.01 (Definition of “L/C Expiration Date”). The definition of “L/C Expiration Date” in Section 1.01 is amended to read as follows:

“L/C Expiration Date” means the Maturity Date then in effect.

(d) Section 2.03(a)(ii)(B). Section 2.03(a)(ii)(B) is amended to read as follows:

the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all the Lenders have approved such expiry date.

(e) Section 2.03(g). The seventh sentence of Section 2.03(g) is amended to read as follows:

As provided in Section 2.03(a)(ii)(B), and subject to the any other limitations set forth in this Section 2.03, if Borrower desires that an expiry date of a Letter of Credit extend beyond the L/C Expiration Date, then Borrower shall request approval from all the Lenders for such extended expiry date.

(f) Section 6.12(a). Section 6.12(a) is amended to read as follows:

Tangible Net Worth. Maintain on a consolidated basis Tangible Net Worth equal to at least the cumulative sum of the following, which shall be measured at the end of each fiscal quarter of Borrower:

(i) Not less than ninety percent (90%) of Tangible Net Worth as indicated in Borrower’s quarterly financial statements dated April 30, 2007; minus

(ii) Borrower’s repurchases of its capital stock in a cumulative amount beginning on May 1, 2007 of up to Forty-five Million Dollars ($45,000,000); plus

(iii) the sum of fifty percent (50%) of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing on May 1, 2007.

(g) Section 6.12(b). Section 6.12(b) is amended to read as follows:

Leverage Ratio. Maintain on a consolidated basis a Leverage Ratio not greater than: (i) 3.25:1 as of the fiscal quarter ending July 31, 2007; and (ii) 2.75:1 as of the end of each fiscal quarter thereafter. This ratio will be calculated at the end of each fiscal quarter of Borrower, using the results of the twelve-month period ending with that fiscal quarter.

(h) Section 6.12(c). Section 6.12(c) is amended to read as follows:

Liquidity Ratio. Maintain on a consolidated basis a Liquidity Ratio of not less than 1.40:1. This ratio will be calculated at the end of each fiscal quarter of Borrower.

(i) Section 7.06. The “and” at the end of Section 7.06(b) is deleted; the period at the end of Section 7.06(c) is replaced with “; and”; and the following is added as a new Section 7.06(d):

(d) Borrower may purchase up to Forty-five Million Dollars ($45,000,000) of Borrower’s capital stock.

(j) Schedule 2.01. Schedule 2.01 attached to the Credit Agreement is replaced by Schedule 2.01 to this Amendment.

3. Amendment Fee. Immediately upon the execution and delivery of this Amendment, Borrower shall pay to Agent, for the account of each Lender in accordance with their respective Applicable Percentages, an amendment fee equal to 0.125% of the Aggregate Commitment. Such amendment fee is for Agent’s and Lenders’ entry into this Amendment and is fully earned on the date paid. The amendment fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

4. Conditions to Effectiveness; Effective Date. This Amendment shall become effective upon fulfillment, to Agent’s satisfaction, of each the following conditions (unless waived in writing by Agent):

(a) Delivery of Amendments. This Amendment, including the Domestic Guarantor’s Consent and the Foreign Guarantor’s Consent, and the First Amendment to Mortgage, Security Agreement, Assignment of Lease and Rents and Fixture Filing , substantially in the form of Exhibit D, shall have been duly executed and delivered by each of the parties hereto.

(b) Authorization. Borrower shall have provided to Agent evidence of the due corporate authorization of this Amendment by each of the parties hereto (other than Agent and Lenders) and the due execution and delivery hereof.

(c) Promissory Notes. If requested by such Lender, Borrower shall have executed and delivered promissory notes in favor of each Lender evidencing Loans made by such Lender, substantially in the form of Exhibit A and Exhibit B, respectively, to this Amendment.

(d) Officer Certificate. A certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e) Legal Opinion. Borrower shall have provided Agent with a legal opinion of Borrower’s counsel in substantially the form of Exhibit C to this Amendment.

(f) Fees. Borrower shall have paid all fees (including attorney’s fees) incurred in connection with this Amendment.

Upon satisfaction of such conditions as set forth above, this Amendment shall become effective as of the date hereof, except that the changes to the definition of “Adjusted EBITDA” and the changes to Sections 6.12(a), 6.12(b), 6.12(c) and 6.12(d) shall not apply to Borrower’s fiscal quarter ending April 30, 2007 even if Borrower submits the compliance certificate for such fiscal quarter after the effective date of this Amendment.

5. Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent that each of the representations and warranties set forth in Article 5 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

6. Ratification. Borrower ratifies and reconfirms the Loan Documents and all of its obligations and liabilities thereunder including the grant of security made in the Security Agreement.

7. No Further Amendment. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

8. Fees and Expenses. Borrower shall reimburse Agent (and the Lenders, if applicable) for all fees and expenses (including attorneys’ fees) incurred in connection with this Amendment.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

11. Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:	FLOW INTERNATIONAL CORPORATION

By

Name:
Title:

	By	/s/ John Leness
	Name:	John Leness
	Title:	General Counsel and Secretary

LENDERS:	BANK OF AMERICA, N.A.

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By
Name:
Title:

AGENT:	BANK OF AMERICA, N.A.

By
Name:
Title:

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$25,000,000	55.555555555%

U.S. Bank National Association	$20,000,000	44.444444445%

Total	$45,000,000	100.000000000%

DOMESTIC GUARANTORS’ CONSENT

Each undersigned guarantor (each a “Guarantor”) is a guarantor of the indebtedness, liabilities and obligations of Flow International Corporation, a Washington corporation (the “Borrower”) under that certain Guaranty Agreement dated as of July 8, 2005 (“Domestic Guaranty”) and the other Loan Documents described in the Credit Agreement. Each Guarantor hereby acknowledges that it has received a copy of the Second Amendment and hereby consents to its contents, including all current amendments to the Credit Agreement and the other Loan Documents described therein (notwithstanding that such consent is not required). Each Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of, and security interest granted by, Borrower under the Credit Agreement and the other Loan Documents shall include and secure the obligations of the Borrower under the Credit Agreement as amended by the Second Amendment. All capitalized terms not defined herein have the meanings given in the Credit Agreement.

GUARANTORS:

CIS ACQUISITION CORPORATION

By:
Name:
Title:

FLOW WATERJET FLORIDA CORPORATION

By:
Name:

Title:

CAITRA TECHNOLOGIES INCORPORATED

By:
Name:

FOREIGN GUARANTORS’ CONSENT

Each undersigned guarantor (each a “Guarantor”) is a guarantor of the indebtedness, liabilities and obligations of Flow International Corporation, a Washington corporation (the “Borrower”) under that certain Guaranty Agreement dated as of July 8, 2005 (“Foreign Guaranty”), and the other Loan Documents described in the Credit Agreement. Each Guarantor hereby acknowledges that it has received a copy of the Second Amendment and hereby consents to its contents, including all current amendments to the Credit Agreement and the other Loan Documents described therein (notwithstanding that such consent is not required). Each Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of and that the obligations of, and security interest granted by, Borrower under the Credit Agreement and the other Loan Documents shall include the obligations and secure of the Borrower under the Credit Agreement as amended by the Second Amendment. All capitalized terms not defined herein have the meanings given in the Credit Agreement.

GUARANTORS:

FLOW ASIA CORPORATION

By:
Name:
Title:

FLOW EUROPE GMBH

By:
Name:
Title:

FLOW HOLDINGS SAGL

By:
Name:
Title:

FLOW INTERNATIONAL FPS AB

By:
Name:
Title:

EXHIBIT A

(to Second Amendment)

AMENDED AND RESTATED

PROMISSORY NOTE

$25,000,000	July 19, 2007

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to BANK OF AMERICA, N.A., a national banking association, or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to Borrower under that certain Credit Agreement, dated as of July 8, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. This Note amends and restates that certain Promissory Note dated as of July 8, 2005 made by Borrower payable to Lender in the principal amount of $17,000,000.

Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

FLOW INTERNATIONAL CORPORATION

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B

(to Second Amendment)

AMENDED AND RESTATED

PROMISSORY NOTE

$20,000,000	July 19, 2007

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to U.S. BANK NATIONAL ASSOCIATION, a national banking association, or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to Borrower under that certain Credit Agreement, dated as of July 8, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. This Note amends and restates that certain Promissory Note dated as of July 8, 2005 made by Borrower payable to Lender in the principal amount of $13,000,000.

Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

FLOW INTERNATIONAL CORPORATION

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

(to Second Amendment)

LEGAL OPINION OF BORROWER’S COUNSEL

[LETTERHEAD OF FLOW GENERAL COUNSEL]

July 19, 2007

Bank of America, N.A., as Agent and Lender

U.S. Bank National Association, as Lender

Ladies and Gentlemen:

We have acted as counsel to Flow International, a Washington corporation (the “Borrower”), and as counsel to Caitra Technologies Incorporated, a Michigan corporation (f/k/a Avure Technologies), CIS Acquisition Corporation, a Michigan corporation, Flow Waterjet Florida Corporation, a Michigan corporation, Flow Asia Corporation, a Taiwan corporation, Flow Europe GMBH, a German corporation, Flow Holdings SAGL, a Swiss limited liability company, Flow International FPS AB, a Swiss limited liability company, (collectively, the “Guarantors”), in connection with the transactions contemplated by the Second Amendment to Credit Agreement dated as of July 19, 2007 (the “Second Amendment”) among the Bank of America, N.A. and U.S. Bank National Association (the “Lenders”), the Borrower, and Bank of America, N.A., as agent for the Lenders (the “Agent”) which amends the Credit Agreement dated as of July 8, 2005 (as amended, the “Credit Agreement”) among the Borrower, the Lenders and the Agent. This opinion letter is provided to you at the request of the Borrower pursuant to Section 4(d) of the Second Amendment. Capitalized terms used and not otherwise defined in this opinion letter have the meanings defined in the Credit Agreement.

The law covered by the opinions expressed herein is limited to the laws of the State of Washington and the federal laws of the United States of America. To the extent that an opinion expressed in this opinion letter covers a matter that is governed by law of any other jurisdiction, we have assumed that the law of such other jurisdiction is the same as the law of Washington state in any respect material to such opinion.

This opinion letter is to be interpreted in accordance with customary practice as to the matters addressed, the meaning of the language used and the scope and nature of the work we have performed.

A. Loan Documents and Matters Examined

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and statements of government officials, officers and other representatives of the persons referred to therein, and such other documents as we have deemed relevant or necessary as the basis for the opinions herein expressed, including the following:

A-1 Credit Agreement.

A-2 Second Amendment.

A-3 Promissory Note dated July 19, 2007 from the Borrower payable to the order of Bank of America N.A. in the principal sum of $25,000,000.

A-4 Promissory Note dated July 19, 2007 from the Borrower payable to the order of U.S. Bank National Association in the principal sum of $20,000,000.

The documents listed in A-2 through A-4 are herein collectively referred to as the “Documents.”

B. Assumptions

For purposes of this opinion letter, we have relied on the following assumptions:

Whenever a statement herein is qualified by the phrase “to our knowledge,” or by any other similar phrase, or where it is noted that nothing has been brought to our attention, it means that the opinion stated is based solely on the conscious awareness of information by the attorney who signs this opinion letter.

C. Opinions

Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

C-1 The Borrower is a corporation duly incorporated and validly existing under Washington law. Each of the Guarantors is a corporation duly incorporated and validly existing under the law of its incorporation.

C-2 The Borrower and each Guarantor has corporate power and authority to enter into, and to perform its obligations under, each of the Documents to which it is a party.

C-3 The Borrower and each Guarantor has authorized, by all necessary corporate action on the part of the Borrower or such Guarantor, the execution and delivery of, and the performance of the transactions contemplated by, each of the Documents to which it is a party, and the Borrower and each Guarantor has executed and delivered each of the Documents to which it is a party.

C-4 Each of the Documents constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The Second Amendment constitutes the valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms. The opinions set forth in this paragraph C-4 are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and the effect of general principles of equity, whether applied by a court of law or equity.

C-5 To our knowledge, except as disclosed to Agent in writing in accordance with the Credit Agreement, there are no actions or proceedings against the Borrower or any Guarantor pending before any court, government agency or arbitrator, or overtly threatened in writing, that seek to affect the enforceability of any of the Loan Documents or security interests or liens in any real or personal property granted in any of the Loan Documents or that, if adversely determined against the Borrower or such Guarantor, would adversely affect the ability of the Borrower or such Guarantor to comply with its obligations under the Loan Documents.

C-6 The execution and delivery by the Borrower and each Guarantor of, and the performance of the transactions contemplated by, each of the Documents to which it is a party do not (a) violate the Borrower’s or such Guarantor’s Articles of Incorporation or Bylaws, (b) to our knowledge, breach, or result in a default under, any existing obligation of the Borrower or any Guarantor under any material agreement or instrument to which the Borrower or any Guarantor is a party, or (c) breach or otherwise violate any existing obligation of the Borrower or any Guarantor under any court order that names the Borrower or any Guarantor and is specifically directed to it or its property.

C-7 The execution and delivery by the Borrower and each Guarantor of, and the performance of the transactions contemplated by, each of the Documents to which it is a party are not prohibited by, nor do they subject the Borrower or any Guarantor to the imposition of a fine, penalty or other similar sanction for a violation under, any applicable statutes or regulations.

C-8 No approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution and delivery by the Borrower or any Guarantor of the Documents to which it is a party or the repayment by the Borrower or any Guarantor of the extensions of credit made thereunder.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

A copy of this opinion letter may be delivered by you to syndicate participants, subsequent assignees and participants permitted under the Credit Agreement, and such person may rely on this opinion letter as if it were addressed and had been delivered to them on the date hereof. Subject to the foregoing, this opinion letter is rendered only to you and is solely for your benefit in connection with the transaction contemplated by the Documents. This opinion letter may not be used or relied on for any other purpose or by any other person without our prior written consent.

Very truly yours,

EXHIBIT D

(to Second Amendment)

FIRST AMENDMENT TO

MORTGAGE,

SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND

FIXTURE FILING

THIS FIRST AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (“First Amendment to Mortgage”) is made as of July 19, 2007, between Flow International Corporation, a Washington corporation, whose address is 23500 64th Avenue South, Kent, Washington 98032 (“Mortgagor”), and Bank of America, N.A., a national banking association, in its capacity as administrative agent (“Agent”), whose address is 800 Fifth Avenue, Floor 37, Seattle, Washington 98104, its successors and assigns (“Mortgagee”).

RECITALS

A. Mortgagor and Mortgagee are parties to that certain Credit Agreement dated as of July 8, 2005 by and among Mortgagor, as borrower, certain lenders from time to time party thereto (the “Lenders”) and Mortgagee, as Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B. Mortgagor executed certain promissory notes in connection with the Credit Agreement, payable to each Lender and made by Mortgagor, in an aggregate sum of Thirty Million Dollars ($30,000,000) (the “Notes,” which term shall include all notes evidencing the indebtedness secured by this First Amendment to Mortgage and the Mortgage (as defined below), and all replacements, renewals, modifications or extensions thereof). The Notes provide for a variable rate of interest and mature on July 8, 2008, as such maturity date may be extended from time to time.

C. To secure the payment by Mortgagee of the Notes, with interest thereon, late charges and other amounts due, and other obligations under the terms of the Credit Agreement, the Mortgage and the other Loan Documents (collectively, the “Obligations”), Mortgagor executed and delivered that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of July 8, 2005, in favor of Mortgagee, recorded on August 18, 2005 in the real property records of Clark County, State of Indiana, under Recording Number 200518357 (as the same has been or may be amended, modified or extended from time to time, the “Mortgage”), and pursuant to which the Mortgagor granted to the Mortgagee a first priority lien on the real property described in Exhibit A attached hereto (“Property”).

D. Mortgagor, Mortgagee and Lenders intend to enter into that certain Second Amendment to Credit Agreement dated as of the date hereof (the “First Amendment to Credit Agreement”), pursuant to which, among other things, the maximum principal amount of the revolving credit facility available to the Mortgagor under the Credit Agreement will be increased to Forty-Five Million Dollars ($45,000,000) commencing on July 19, 2007.

E. The execution and delivery of this First Amendment to Mortgage is a material condition precedent to the effectiveness of the First Amendment to Credit Agreement.

F. Mortgagor and Mortgagee now wish to amend the Mortgage to reflect the increase in the maximum principal amount of the revolving credit facility available to the Mortgagor under the Credit Agreement as hereinabove described.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which the parties hereby acknowledge, the parties agree as follows:

1. Definitions. Each capitalized term used and not otherwise defined herein or in the recitals shall have the meaning assigned to such term in the Mortgage.

2. Amendment to Address of Mortgagee. The address of the Mortgagee is amended to be 800 Fifth Avenue, Floor 32, Seattle, Washington 98104-3185.

3. Amendment to Section 1.1. Section 1.1 of the Mortgage is hereby stricken in its entirety and replaced with the following:

1.1 Payment of the sum of Forty-Five Million Dollars ($45,000,000) with interest thereon, late charges and other amounts due according to the terms of that certain Credit Agreement dated as of July 8, 2005, as amended by that certain Second Amendment to Credit Agreement dated as of July 19, 2007, by and among Mortgagor, as borrower, certain lenders from time to time party thereto (the “Lenders”) and Mortgagee, as Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) and according to the terms of certain promissory notes executed in connection with the Credit Agreement, payable to each Lender and made by Mortgagor (the “Notes,” which term shall include all notes evidencing the indebtedness secured by this Mortgage and all replacements, renewals, modifications or extensions thereof). The Notes provide for a variable rate of interest and mature on July 8, 2008, as such maturity date may be extended from time to time;

4. Confirmation. The definition of the term “Credit Agreement” used in the Mortgage shall mean and include the Credit Agreement as amended by all prior and current amendments to the Credit Agreement, including the Second Amendment to Credit Agreement. The definition of the term “Secured Obligations” used in the Mortgage shall mean and include, without limitation, all indebtedness, liabilities and obligations of the Mortgagor to the Mortgagee now or hereafter existing, arising under or in connection with the Credit Agreement as amended by all prior and current amendments to the Credit Agreement, including the Second Amendment to Credit Agreement.

5. No Further Amendment. Except as provided herein, all other terms and conditions of the Mortgage remain unmodified and in full force and effect.

6. Counterparts. This First Amendment to Mortgage may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same First Amendment to Mortgage.

7. Governing Law. This First Amendment to Mortgage shall be construed and enforced in accordance with the laws of the state in which the Property is located.

EXECUTED by Mortgagor and the Mortgagee as of the day and year first above written.

MORTGAGOR:	FLOW INTERNATIONAL CORPORATION, a Washington corporation

By:
Its

By:
Its

STATE OF WASHINGTON	)
	)	SS:
COUNTY OF KING	)

Before me, a Notary Public in and for said County and State, personally appeared                                          and                                         , the                                          and                                         , respectively, of Flow International Corporation, a Washington corporation, who acknowledged execution of the foregoing First Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, for and on behalf of said corporation.

Witness my hand and Notarial Seal this      day of             , 2007.

My Commission Expires:	Notary Public Residing in County, Washington

(Printed Signature)

MORTGAGEE:	BANK OF AMERICA, N.A. as Agent

By:
Its

STATE OF WASHINGTON	)
	)	SS:
COUNTY OF KING	)

Before me, a Notary Public in and for said County and State, personally appeared                                         , the                                          of Bank of America, N.A., who acknowledged execution of the foregoing First Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, for and on behalf of said corporation.

Witness my hand and Notarial Seal this      day of             , 2007.

My Commission Expires:	Notary Public Residing in County, Washington

(Printed Signature)

This instrument prepared by Davis Wright Tremaine LLP,

1201 Third Avenue, Suite 2200 Seattle, Washington 98101-3045

EXHIBIT A

LEGAL DESCRIPTION

BEING A 3.0052 ACRE PART OF SURVEY NO. 20 OF THE ILLINOIS GRANT IN CLARK COUNTY, INDIANA, AND BEING A PART OF A 165.9499 ACRE TRACT OF LAND HERETOFORE CONVEYED TO PAUL SEMONIN DEVELOPMENT COMPANIES OF INDIANA, INC., BY A DEED RECORDED IN DEED DRAWER NO. 2, INSTRUMENT NO. 1240 OF THE CLARK COUNTY, INDIANA, RECORDS SITUATED IN JEFFERSONVILLE TOWNSHIP, CLARK COUNTY, INDIANA, AND MORE FULLY DESCRIBED AS FOLLOWS, TO-WIT:

COMMENCING AT AN OLD STONE MARKED WITH A CROSS, 12 INCHES UNDER THE PAVEMENT OF THE NEW ALBANY-CHARLESTOWN ROAD, DESIGNATED AS STONE “A” IN THE CLARK COUNTY SURVEYOR’S RECORD BOOK “D”, PAGES 240 AND 241, SAID STONE BEING IN THE CENTER OF THE NEW ALBANY-CHARLESTOWN ROAD AND AT A CORNER COMMON TO SURVEY NO. 19 AND 20, AND ON THE SOUTHEASTERLY LINE OF SURVEY NO. 32 OF THE ILLINOIS GRANT; THENCE FROM SAID STONE, SOUTH 35 DEG. 49’ 05” EAST, MEASURED FROM TRUE MERIDIAN ALONG THE LINE DIVIDING SAID SURVEYS 19 AND 20, A DISTANCE OF 464.47 FEET TO A ONE AND ONE-EIGHTH INCH STEEL PIN AT THE EASTERLY CORNER OF A 0.78 OF AN ACRE PARCEL OF LAND HERETOFORE CONVEYED TO THE P.C.C. & ST. L. RAILROAD, BY A DEED RECORDED IN DEED RECORD 138, PAGE 391, OF SAID CLARK COUNTY RECORDS, AND WHICH IS THE MOST NORTHERLY CORNER OF THE GRANTORS’ LAND; THENCE CONTINUING SOUTH 35 DEG. 49’ 05” EAST ALONG THE LINE DIVIDING SAID SURVEYS NO. 19 AND 20, A DISTANCE OF 514.18 FEET TO A ONE AND ONE-EIGHT INCH STEEL PIN AT A CORNER TO THE LAND HERETOFORE CONVEYED TO W.A.V.E. INC. BY A DEED RECORDED IN DEED RECORD 135, PAGE 543 OF SAID RECORDS; THENCE SOUTH 67 DEG. 46’ 07” EAST ALONG THE SOUTHERLY LINE OF THE LAND OF W.A.V.E., INC. 1729.27 FEET TO AN IRON PIPE ON THE WESTERLY RIGHT OF WAY OF HAMBURG PIKE; THENCE SOUTH 4 DEG. 14’ 48” WEST, ALONG SAID WESTERLY RIGHT OF WAY LINE, 595.83 FEET TO THE TRUE PLACE OF BEGINNING OF LAND TO BE HEREIN DESCRIBED;

THENCE CONTINUING SOUTH 4 DEG. 14’ 48” WEST ALONG SAID WESTERLY RIGHT OF WAY LINE, 335.00 FEET TO A POINT; THENCE ON A CURVE TO THE RIGHT, SAID CURVE HAVING A CENTRAL ANGLE OF 90 DEG. 00’ 00”, A RADIUS OF 40.00 FEET AND A CHORD WHICH BEARS SOUTH 49 DEG. 14’ 48” WEST, 56.57 FEET TO A POINT ON A NORTHERLY RIGHT OF WAY LINE OF PRODUCTION ROAD (50 FOOT R/W); THENCE NORTH 85 DEG. 45’ 12” WEST ALONG SAID NORTHERLY RIGHT OF WAY LINE, 310.00 FEET TO A POINT, THENCE NORTH 4 DEG. 14’ 48” EAST, 375.00 FEET TO A POINT; THENCE SOUTH 85 DEG. 45’ 12” EAST, 350.00 FEET TO THE PLACE OF BEGINNING.